UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2010
DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53577	03-0606420

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27680 Franklin Road Southfield, MI	48034

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 223-9160
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Effective Tuesday, September 7, 2010, two wholly-owned subsidiaries of Diversified Restaurant Holdings, Inc. (the “Company”), each entered into a Buffalo Wild Wings Franchise Agreement for the purpose of operating a Buffalo Wild Wings restaurant (each a “Franchise Agreement”). This first Franchise Agreement was entered into by AMC Traverse City, Inc. for the purpose of operating a Buffalo Wild Wings restaurant to be located at 3480 South Airport Road West, Suite A, Traverse City, Michigan 49684. The second Franchise Agreement was entered into by AMC Lakeland, Inc. for the purpose of operating a Buffalo Wild Wings restaurant to be located at 3750 Highway 98, Lakeland, Florida 33818. Each of the Franchise Agreements is guaranteed by the Company and T. Michael Ansley, who is President, CEO, Chairman of the Board of Directors and a principal shareholder of the Company.
In each Franchise Agreement, the franchisor is:
Buffalo Wild Wings International, Inc. (“BWWI”)
5500 Wayzata Blvd., Suite 1600
Minneapolis, MN 55416
The term of each Franchise Agreement is 20 years plus two optional renewal terms (the first renewal term is for 10 years and the second renewal term is for 5 years).
The franchise fees associated with each Franchise Agreement consist of an initial franchise fee of $10,000 payable at execution of the Agreement, plus an ongoing royalty fee that is measured as a percentage of gross sales and payable weekly. The royalty fee is fixed at 5% for the first half of the initial term and may not be increased by more than 1/2% during the second half of the initial term. Royalty fees during any renewal term will be set by agreement of the parties. Each Franchise Agreement also contains an advertising fee of 3% of gross sales (excluding sales taxes) and is payable weekly. BWWI may increase the advertising fee upon 60 days prior notice. However, the advertising fee may not be increased more than 1/2% during any given year and the advertising fee may not exceed 4% of gross (excluding sales taxes) sales during the initial term.
The Traverse City and Lakeland restaurants will be the Company’s 20th and 21st Buffalo Wild Wings restaurants. The Company is required to operate a total of 38 Buffalo Wild Wings restaurants by 2017.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant
The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are included with this Report:

Exhibit 10.1	Buffalo Wild Wings Franchise Agreement dated September 7, 2010 by and between Buffalo Wild Wings International, Inc. and AMC Traverse City, Inc.

Exhibit 10.2	Buffalo Wild Wings Franchise Agreement dated September 7, 2010 by and between Buffalo Wild Wings International, Inc. and AMC Lakeland, Inc.
SIGNATURES
In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: September 10, 2010	By:	/s/ David G. Burke
		Name:	David G. Burke
		Title:	Chief Financial Officer

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